Exhibit 99.1

Safe and Green Development Corporation Reports Third Quarter 2024 Financial Results and Releases Investor Presentation

November 14th, 2024 -- Safe and Green Development Corporation (NASDAQ: SGD) (“SG Devco” or the “Company”) today reported financial results for the three months ended September 30, 2024.

Recent Operational Highlights:

-	Secured up to $10M investment from Arena Investors

-	Expanded Pipeline with 3 Joint Ventures in South Texas

-	Regained Compliance with NASDAQ Minimum Bid Price Requirement

-	Started Construction on 6 Homes & Closed Construction Loan in South Texas

David Villarreal, CEO of Safe and Green Development Corporation, remarked, “The third quarter and beginning of the fourth quarter have been defining time periods for the Company’s strategic outlook. As described in our new Investor Presentation, we are confident in our business plan and strategy to integrate both the development and technology assets of the Company to create sustainable revenues in the coming years. We are pleased to have found a capital partner in Arena Investors as we look to responsibly deploy capital in connection with our expansion into the Southern Texas Region. Additionally, starting construction on the Sugar Phase 1 Development was a milestone for the Company and is exemplary of our future endeavors in the region and beyond. We look to close out the year strongly and to lead SGD into a new chapter in 2025.”

Financial Highlights from the third quarter of 2024:

-	Revenues were $81,210

-	GAAP net loss totaled ($2,342,002)

-	Adjusted EBITDA* totaled ($900,881)

“In our strategic outlook for the immediate future, is to generate revenue in the fourth quarter from the sale of our St. Mary’s property. The completion of the sale will demonstrate our ability to execute our previously announced strategy to monetize certain of our real property assets. Looking to the future, we plan to deliver and sell the first phase of the Sugar Phase 1 Development before the end of Q1 2025. The first phase of 6 homes should generate approximately $1,200,000 of revenue to the Joint Venture. The goal is to deliver and sell a minimum of 40 home, throughout 2025, generating approximately $8,000,000 in revenue to the Joint Venture. Reflecting on our third quarter performance, despite significant non-cash expenses, our adjusted EBITDA demonstrates our dedication to operating in an efficient manner while ensuring responsible growth. Since the end of the third quarter, we have reduced operating expenses by approximately $135,000 and will monitor the ongoing expenses carefully.” articulated Nicolai Brune, Chief Financial Officer of Safe and Green Development Corporation.

*Non-GAAP Financial Measures

This earnings release contains a presentation of Adjusted EBITDA, a non-GAAP financial measure. The reasons why we believe this measure provide useful information to investors and a reconciliation of this measure to the most directly comparable GAAP measure and other information relating to this non-GAAP measure is included in the supplemental schedule attached.

About Safe and Green Development Corporation

Safe and Green Development Corporation is a real estate development company. Formed in 2021, it focuses on the development of sites using purpose-built, prefabricated modules built from both wood and steel. The thesis of development is to build strong, innovative and green, single or multifamily projects across all income and asset classes. Additionally, a majority owned subsidiary of SG DevCo, Majestic World Holdings LLC, is a prop-tech company that has created a real estate AI Platform. The Platform aims to decentralize the real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment. MyVONIA Innovations LLC, a wholly own subsidiary, is the owner of MyVONIA which is an AI-powered personal assistant designed to help simplify daily tasks and improve productivity for individuals and businesses. MyVONIA aims to assist with managing both personal and professional tasks.

More information about SG DevCo can be found at www.sgdevco.com.

Safe Harbor Statement This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding integrating both the development and technology assets of the Company to create sustainable revenues in the coming years, responsibly deploying capital in connection with the Company’s expansion into the Southern Texas Region, starting construction on Sugar Phase 1 Development being exemplary of the Company’s future endeavors in the region and beyond, closing out the year strongly to lead SGD into a new chapter in 2025, generating revenue in the fourth quarter from the sale of the St. Mary’s Property, delivering and selling the first phase of the Sugar Phase 1 Development before the end of Q1 2025, first phase of 6 homes should generate approximately $1,200,000 of revenue to the Joint Venture, goal is to deliver and sell a minimum of 40 homes generating approximately $8,000,000 in revenue to the Joint Venture, operating in an efficient manner while ensuring responsible growth and monitoring ongoing expenses carefully and Majestic World Holdings creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to integrate both the development and technology assets of the Company to create sustainable revenues in the coming years, the Company’s ability to expand into the Southern Texas Region, the Company’s ability to close out the year strongly, the Company’s ability to sell the St. Mary’s Property in the fourth quarter, the Company’s ability to deliver and sell the first phase of the Sugar Phase 1 Development, the Joint Venture’s ability to complete and sell a minimum of 40 homes next year, the Company’s ability to operate in an efficient manner while ensuring responsible growth, the Company’s ability to obtain the capital necessary to fund its activities, the Company’s ability to attract banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers to join its AI platform, the Company’s ability to monetize its real estate holdings and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Safe and Green Development Corporation undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For investor relations and media inquiries, please contact:

Barwicki Investor Relations
Andrew@Barwicki.com
516-662-9461

SAFE AND GREEN DEVELOPMENT CORPORATION

Non-GAAP Financial Measures

This earnings release includes a presentation of Adjusted EBITDA, a non-GAAP financial measure. The Company defines Adjusted EBITDA as GAAP net income (loss) with an adjustment to add back depreciation, amortization, interest expense, non-recurring expenses and stock-based compensation. The Company’s Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income (loss) or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider Adjusted EBITDA to be a substitute for or superior to the information provided by its GAAP financial results. Additionally, the Company’s non-GAAP measure may not be comparable to similarly titled measures reported by other companies. Management believes that providing Adjusted EBITDA, a non-GAAP financial measure that excludes non-cash expenses and non-recurring expenses, related mostly to financing related legal expenses,  provides useful information to investors by offering an additional way of viewing our results and underlying growth relative to prior and future periods. Management uses this non-GAAP financial measure in making financial, operating, and planning decisions and in evaluating our performance.

Three Months Ended September 30, 2024
Net loss	$(2,342,002)
Interest expense	951,238
Depreciation and amortization	1,444
Non-Recurring Expenses andNon-Cash Expenses	430,000
Stock-based compensation	58,439
Adjusted EBITDA	$(900,881)

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